UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 22, 2007

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)   On February 22, 2007, the Compensation Committee established the financial criteria for determining variable compensation awards for 2007.  In 2007, variable compensation awards for the executive officers will be based, in the case of business unit officers, on the officer’s satisfaction of specified individual objectives and on the satisfaction of specified business unit pre-bonus operating margin targets and business unit net order targets. In the case of non-business unit officers, the amounts payable under the Variable Compensation Plan shall be determined on the basis of the individual’s satisfaction of specified individual objectives and on the satisfaction of a specified Company post bonus operating income target and net order target.

(b)   On February 22, 2007, the Board of Directors elected Michele A. Kennedy to the position of Corporate Vice President, Controller and Chief Accounting Officer effective March 2, 2007.

(c)   On February 22, 2007, the Board of Directors approved a retention related restricted share grant to Joseph Herring of 33,500 shares.  These shares will vest on February 22, 2012 subject to Mr. Herring’s continued employment with the Company.

The form of Agreement is filed as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits

10.1                           Form of Restricted Share Agreement between Covance Inc. and Joseph Herring dated February 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: February 28, 2007	/s/ James W. Lovett
	Name:	James W. Lovett
	Title:	Corporate Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Share Agreement between Covance Inc. and Joseph Herring dated February 22, 2007.